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                                                                    Exhibit 99-2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 2-86274 and 333-22059) of Xerox Corporation of our report dated July 3, 2002, relating to the financial statements of the Xerox Corporation Savings Plan (formerly Xerox Corporation Profit Sharing and Savings
Plan), which appears in this Form 11-K.



/s/ PricewaterhouseCoopers LLP
    PricewaterhouseCoopers LLP

Florham Park, New Jersey
July 12, 2002